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                                                                    EXHIBIT 99.1

THE ST JOE COMPANY
SUPPLEMENTAL CALCULATION OF SELECTED CONSOLIDATED FINANCIAL DATA
EXHIBIT 99.01
(DOLLARS IN THOUSANDS)



THE FOLLOWING TABLE CALCULATES EBITDA:

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
                                                                       Three Months Ended      Three Months Ended
                                                                         March 31, 2002           March 31, 2001
                                                                       ------------------      ------------------
Income from continuing operations before income taxes and
minority interest                                                           116,549                  $17,611
Additions:
  Depreciation and amortization                                               4,949                    4,732
  Interest expense                                                            4,949                    4,208
  Other                                                                         821                        3

Deductions:
  Gain on settlement of forward sale contract                               (94,698)                       -
  Gain on valuation of derivatives                                             (861)                  (1,697)
   Minority interest                                                           (177)                     (11)
EBITDA                                                                     $ 31,532                  $24,846
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